SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 29, 2003

UNITED AUTO GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12297	22-3086739

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2555 Telegraph Rd Bloomfield Hills, MI		48302-0954

(Address of Principal Executive Offices)		(Including Zip Code)

248-648-2500

(Registrant’s Telephone Number, Including Area Code)

SIGNATURES
EXHIBIT INDEX
EX-99 Notice to Directors and Executive Officers

Item 5. Other Information

The following information is provided pursuant to Item 11, “Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.”

Due to an upcoming enhancement to the UnitedAuto 401(k) Savings and Retirement Plan (the “Plan”), there will be limitations on United Auto Group (“UAG”) stock transactions within the Plan during a brief period from July 1, 2003 until July 9, 2003, as described in the notice provided to UAG’s directors and officers included as Exhibit 99 to this filing and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

Exhibit 99.	Notice to Directors and Executive Officers, dated May 29, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2003	United Auto Group, Inc.

	By:	/s/ Robert H. Kurnick, Jr. Robert H. Kurnick, Jr. Executive Vice President

EXHIBIT INDEX

Exhibit 99	Notice to Directors and Executive Officers, dated May 29, 2003.